SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant  ☒                           Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

GMX RESOURCES INC.
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(Name of Registrant as Specified in its Charter)
NOT APPLICABLE
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(Name of Person(s) Filing Proxy Statement if Other Than Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1) Title of each class of securities to which transaction applies:
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2) Aggregate number of securities to which transaction applies:
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3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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4) Proposed maximum aggregate value of transaction:
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5) Total fee paid:
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Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid:
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2) Form, Schedule or Registration Statement No.:
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3) Filing Party:
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4) Date Filed:
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Explanatory Note
The statements provided in our proxy statement under the heading “Important Voting Information” are modified and supplemented as provided below:
With respect to the amendment to the Company's Certificate of Incorporation proposal, proxy proposal no. 2, if so determined by the New York Stock Exchange, a broker or nominee who holds shares for a beneficial owner will have authority to vote these shares even without instructions from the beneficial owner.
Your broker may not be able to vote your shares with respect to some of the proposals being voted on if you do not provide instructions to your broker. We strongly encourage you to exercise your right to vote as early as possible before the date of the meeting to be held on May 16, 2012.
If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you should follow the instructions provided by your bank, broker or nominee when voting shares held in street name. If your broker, trustee or nominee has not enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares, or how to revoke a prior vote, you should contact your broker, trustee or nominee in order to obtain these instructions.